INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2020 RESULTS
— — —
DILUTED EARNINGS PER SHARE OF $0.60, ADJUSTED DILUTED EARNINGS PER SHARE OF $0.69.
PRETAX INCOME OF $308 MILLION ON $532 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $357 MILLION ON $581 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.
GREENWICH, CONN, April 21, 2020 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $0.60 for the quarter ended March 31, 2020 compared to $0.64 for the same period in 2019, and adjusted diluted earnings per share of $0.69 for this quarter compared to $0.55 for the same period in 2019.
Net revenues were $532 million and income before income taxes was $308 million this quarter, compared to net revenues of $558 million and income before income taxes of $339 million for the same period in 2019. Adjusted net revenues were $581 million and adjusted income before income taxes was $357 million this quarter, compared to adjusted net revenues of $468 million and adjusted income before income taxes of $291 million.
Financial Highlights
•
Commission revenue showed strong growth, increasing $96 million, or 55%, from the year-ago quarter on higher customer trading volume in an environment of high market volatility resulting from the Coronavirus Disease 2019 (COVID-19) pandemic.

•
Net interest income increased $10 million, or 4%, from the year-ago quarter as average customer credit balances and average customer margin loan balances increased from the year-ago quarter, partially offset by a lower average Federal Funds effective rate, which decreased to 1.25% from 2.40% in the year-ago quarter.

•
Other income decreased $135 million from the year-ago quarter mainly comprised of (1) $111 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which swung to an $8 million mark-to-market loss this quarter from a $103 million mark-to-market gain in the same period in 2019; and (2) $30 million related to our currency diversification strategy, which lost $49 million this quarter compared to a loss of $19 million in the same period in 2019.

•
Customer bad debt expense decreased $36 million due to a $7 million expense this quarter, mainly from the extraordinarily volatile markets, compared to a $43 million expense in the same period in 2019 related to margin lending on a particular security listed on a major U.S. exchange that lost a substantial amount of its value in a very short timeframe.

•	58% pretax profit margin for this quarter, down from 61% in the year-ago quarter. 61% adjusted pretax profit margin for this quarter, down from 62% in the year-ago quarter.
•	Total equity was $8.1 billion.
Effective this quarter, we are no longer presenting separate operating business segments. As previously disclosed since we first announced our plan to exit our market making activities in 2017, it has been our intention to eliminate the reporting of separate business segments upon our determination that the continued wind-down of our market making activity rendered it no longer reportable as a business segment. See “Business Segments” below for a more detailed discussion.

1 See the reconciliation of non-GAAP financial measures starting on page 11.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on June 12, 2020 to shareholders of record as of June 1, 2020.
Business Highlights
•	Customer equity grew 9% from the year-ago quarter to $160.7 billion.
•	Customer credits increased 25% from the year-ago quarter to $65.0 billion.
•	Customer margin loans decreased 22% to $19.8 billion.
•	Customer accounts increased 22% from the year-ago quarter to 760 thousand.
•	Total DARTs[2] increased 71% from the year-ago quarter to 1.45 million.
•	Cleared DARTs increased 72% from the year-ago quarter to 1.30 million.

Business Segments
As previously disclosed in our 10-Q for the quarter ended March 31, 2017 and in subsequent filings, we intended to eliminate the reporting of separate operating business segments upon our determination that the continued wind-down of our market making activity rendered it no longer reportable as a business segment. Pursuant to the requirements of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, “Segment Reporting,” we performed a quantitative and a qualitative assessment of our business and we determined that our remaining market making activity reached a level of insignificance that no longer supports our reporting of separate business segments. Accordingly, effective this quarter we are discontinuing the reporting of separate business segments. Since our decision to wind down our market making activities, management has continued to shift its focus to growing and strengthening our electronic brokerage business. We believe the elimination of segment reporting aligns our financial reporting with our business strategy and management’s focus on the electronic brokerage business. For each of the past eight quarters, the market making segment’s contribution to our consolidated net revenues, income before income taxes, and total assets has not exceeded 7%, 4%, and 6%, respectively. Effective this quarter, the remaining activity of this type will be reported as a component of “principal transactions.”
Effective this quarter, we have also changed the presentation of our consolidated statements of income to better align with our business strategy. Previously reported amounts have been adjusted to conform with the new presentation.
COVID-19 Pandemic
In March 2020, the World Health Organization recognized the outbreak of COVID-19 caused by a novel strain of the coronavirus as a pandemic. The pandemic affects all countries in which we operate. The response of governments and societies to the COVID-19 pandemic, which includes temporary closures of businesses; social distancing; travel restrictions, “shelter in place” and other governmental regulations; and reduced consumer spending due to job losses, has significantly impacted market volatility and general economic conditions.
The COVID-19 pandemic has precipitated unprecedented market conditions with equally unprecedented social and community challenges. Amid these challenges:
•
The Company is committed to ensuring the highest levels of service to its customers so they can effectively manage their assets, portfolios and risks. The Company’s technical infrastructure has withstood the challenges presented by the extraordinary volatility and increased market volume.

•	The Company can run its business from alternate office locations and/or remotely if a Company office must temporarily close due to the spread of the COVID-19 pandemic.

2 Daily average revenue trades (DARTs) are based on customer orders.

•
As announced on April 9, 2020, the Company committed $5 million to assist efforts to provide food and support for people affected by the COVID-19 pandemic in the United States as well as to advance medical solutions.

The effects of the COVID-19 pandemic on the Company’s financial results for the first quarter of 2020 can be summarized as follows: (1) higher commission revenue due to increased trading activity and a higher rate of customer accounts opened during this period; (2) lower net interest income resulting from lower benchmark interest rates and smaller aggregate margin loans extended to customers as they de-leveraged their exposures; (3) higher valuation of U.S. Treasury securities and lower valuation of stocks; and (4) somewhat higher than typical customer bad debt expense.
The impact of the COVID-19 pandemic on the Company’s future financial results could be significant but currently cannot be quantified, as it will depend on numerous evolving factors that currently cannot be accurately predicted, including, but not limited to the duration and spread of the pandemic; its impact on our customers, employees and vendors; governmental regulations in response to the pandemic; and the overall impact of the pandemic in the economy and society; among other factors. Any of these events could have a materially adverse effect on the Company’s financial results.
Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $87 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.97%. The effects of the currency diversification strategy are reported as components of (1) Other Income ($49 million) and (2) Other Comprehensive Income ($38 million).
Regulatory Matters
The Company has provided information to FINRA, the SEC, and the CFTC concerning its historical anti-money laundering and Bank Secrecy Act practices and procedures, and these agencies have indicated that they believe that these historical practices and procedures were inadequate. The Company periodically reviews these practices and procedures to make them more robust and to respond to changing regulatory standards; and we have been enhancing and augmenting them, including hiring additional personnel, over the past several years.
We are in discussions with these agencies to settle matters arising from their reviews, and while no agreements have been finalized, we believe that such settlements will entail monetary payments and the retention of an independent consultant to review the implementation of the Company’s enhanced practices and procedures. The Company has established a reserve that it deems adequate for such settlements. The Company is also cooperating with a Department of Justice inquiry concerning these matters, and while its outcome cannot be predicted, we do not believe that this inquiry is likely to have a materially adverse effect on the Company’s financial results.

2 Daily average revenue trades (DARTs) are based on customer orders.

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, April 21, 2020, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 24, 2020, Best Online Broker Review.
Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2017	265,501		14,835		31,282		311,618		1,246
2018	328,099	24%	21,880	47%	18,663	(40%)	368,642	18%	1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380

1Q2019	75,935		6,669		4,342		86,946		1,425
1Q2020	128,564	69%	11,373	71%	4,879	12%	144,816	67%	2,336

4Q2019	73,291		6,284		4,204		83,779		1,330
1Q2020	128,564	75%	11,373	81%	4,879	16%	144,816	73%	2,336
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	395,885		124,123		220,247,921
2018	408,406	3%	151,762	22%	210,257,186	(5%)
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)

1Q2019	90,242		31,142		51,258,862
1Q2020	138,206	53%	49,204	58%	62,298,036	22%

4Q2019	100,520		29,078		39,391,536
1Q2020	138,206	37%	49,204	69%	62,298,036	58%

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	293,860		118,427		213,108,299
2018	358,852	22%	148,485	25%	198,909,375	(7%)
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)

1Q2019	78,604		30,502		48,416,643
1Q2020	128,842	64%	48,437	59%	59,897,045	24%

4Q2019	91,562		28,630		37,988,125
1Q2020	128,842	41%	48,437	69%	59,897,045	58%

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	253,304		116,858		209,435,662
2018	313,795	24%	146,806	26%	194,012,882	(7%)
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)

1Q2019	68,237		30,246		47,082,741
1Q2020	112,916	65%	47,979	59%	57,653,853	22%

4Q2019	81,468		28,307		36,969,492
1Q2020	112,916	39%	47,979	69%	57,653,853	56%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED
PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	102,025		5,696		7,139,622
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)

1Q2019	11,638		640		2,842,219
1Q2020	9,364	(20%)	767	20%	2,400,991	(16%)

4Q2019	8,958		448		1,403,411
1Q2020	9,364	5%	767	71%	2,400,991	71%

[1]	Includes options on futures.
CUSTOMER STATISTICS
(in 000's, except % and where noted)
Year over Year	1Q2020	1Q2019	% Change
Total Accounts	760	623	22%
Customer Equity (in billions)[1]	$160.7	$147.6	9%

Cleared DARTs	1,301	757	72%
Total Customer DARTs	1,454	848	71%

Cleared Customers (in $'s, except DART per account)
Commission per Cleared Commissionable Order[2]	$3.30	$3.68	(10%)
Cleared Avg. DART per Account (Annualized)	453	311	46%
Net Revenue per Avg. Account (Annualized)	$3,069	$2,961	4%

Consecutive Quarters	1Q2020	4Q2019	% Change
Total Accounts	760	690	10%
Customer Equity (in billions)[1]	$160.7	$174.1	(8%)

Cleared DARTs	1,301	719	81%
Total Customer DARTs	1,454	797	82%

Cleared Customers (in $'s, except DART per account)
Commission per Cleared Commissionable Order[2]	$3.30	$3.63	(9%)
Cleared Avg. DART per Account (Annualized)	453	266	70%
Net Revenue per Avg. Account (Annualized)	$3,069	$2,801	10%

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)
	Three Months
	Ended March 31,
	2020	2019
	(in millions)
Average interest-earning assets
Segregated cash and securities	$33,864	$25,621
Customer margin loans	27,096	25,660
Securities borrowed	3,816	3,779
Other interest-earning assets	5,668	5,049
FDIC sweeps[1]	2,532	1,839
	$72,976	$61,948

Average interest-bearing liabilities
Customer credit balances	$58,499	$49,875
Securities loaned	4,529	3,779
Other interest-bearing liabilities	618	12
	$63,646	$53,666

Net interest income
Segregated cash and securities, net	$106	$136
Customer margin loans[2]	139	174
Securities borrowed and loaned, net	62	52
Customer credit balances, net[2]	(69)	(137)
Other net interest income1/3	26	30
Net interest income[3]	$264	$255

Net interest margin ("NIM")	1.45%	1.67%

Annualized yields
Segregated cash and securities	1.26%	2.15%
Customer margin loans	2.06%	2.75%
Customer credit balances	0.47%	1.11%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments which has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three months ended March 31, 2020 and 2019, $4 million and $3 million were reported in other fees and services, respectively, and $4 million and $6 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three Months
	Ended March 31,
	2020	2019
	(in millions, except share and per share data)
Revenues:
Commissions	$269	$173
Other fees and services[1]	38	35
Other income (loss)[2]	(31)	104
Total non-interest income	276	312

Interest income	369	408
Interest expense	(113)	(162)
Total net interest income	256	246

Total net revenues	532	558

Non-interest expenses:
Execution, clearing and distribution fees	77	61
Employee compensation and benefits	80	71
Occupancy, depreciation and amortization	17	14
Communications	6	6
General and administrative	37	24
Customer bad debt	7	43
Total non-interest expenses	224	219

Income before income taxes	308	339
Income tax expense	18	15

Net income	290	324

Net income attributable to noncontrolling interests	244	275

Net income available for common stockholders	$46	$49

Earnings per share:
Basic	$0.60	$0.65
Diluted	$0.60	$0.64

Weighted average common shares outstanding:
Basic	76,751,168	75,101,062
Diluted	77,568,464	75,977,511

[1]	Includes market data fees, account activity fees, risk exposure fees, order flow income from options exchange mandated programs, and revenues from other fees and services.

[2]
Includes gains (losses) from principal transactions; the impact of our currency diversification strategy; gains (losses) from our equity method investments, other revenue not directly attributable to our core business offerings.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2020	2019
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$46	$49
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(7)	(1)
Income taxes related to items of other comprehensive income	-	-
Other comprehensive income (loss), net of tax	(7)	(1)
Comprehensive income available for common stockholders	$39	$48

Comprehensive earnings per share:
Basic	$0.51	$0.65
Diluted	$0.51	$0.64

Weighted average common shares outstanding:
Basic	76,751,168	75,101,062
Diluted	77,568,464	75,977,511

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$244	$275
Other comprehensive income - cumulative translation adjustment	(31)	(1)
Comprehensive income attributable to noncontrolling interests	$213	$274

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
			March 31, 2020	December 31, 2019
			(in millions)
Assets
Cash and cash equivalents			$3,101	$2,882
Cash - segregated for regulatory purposes			14,272	9,400
Securities - segregated for regulatory purposes			30,187	17,824
Securities borrowed			3,970	3,916
Securities purchased under agreements to resell			910	3,111
Financial instruments owned, at fair value			1,202	1,916
Receivables from customers, net of allowance for doubtful accounts			20,092	31,304
Receivables from brokers, dealers and clearing organizations			1,535	685
Other assets			580	638

Total assets			$75,849	$71,676

Liabilities and equity

Liabilities
Short-term borrowings			$14	$16
Securities loaned			4,044	4,410
Securities sold under agreements to repurchase			-	1,909
Financial instruments sold but not yet purchased, at fair value			161	457
Other payables:
Customers			62,739	56,248
Brokers, dealers and clearing organizations			268	220
Other payables			476	476
			63,483	56,944

Total liabilities			67,702	63,736

Equity
Stockholders' equity			1,486	1,452
Noncontrolling interests			6,661	6,488
Total equity			8,147	7,940

Total liabilities and equity			$75,849	$71,676

	March 31, 2020		December 31, 2019
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	76,759,906	18.5%	76,759,595	18.5%
Noncontrolling interests (IBG Holdings LLC)	338,670,642	81.5%	338,670,642	81.5%

Total IBG LLC membership interests	415,430,548	100.0%	415,430,237	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months
	Ended March 31,
	2020	2019
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$532	$558

Non-GAAP adjustments
Currency diversification strategy, net	49	19
Mark-to-market on investments[2]	-	(109)
Total non-GAAP adjustments	49	(90)

Adjusted net revenues	$581	$468

Adjusted pre-tax profit margin	61%	62%

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$308	$339

Non-GAAP adjustments
Currency diversification strategy, net	49	19
Mark-to-market on investments[2]	-	(109)
Bad debt expense[3]	-	$42
Total non-GAAP adjustments	49	(48)

Adjusted income before income taxes	$357	$291

	Three Months
	Ended March 31,
	2020	2019
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$46	$49

Non-GAAP adjustments
Currency diversification strategy, net	9	3
Mark-to-market on investments[2]	-	(20)
Bad debt expense[3]	-	8
Income tax effect of above adjustments[4]	(2)	2
Total non-GAAP adjustments	7	(7)

Adjusted net income available for common stockholders	$54	$42

Note: Amounts may not add due to rounding.

	Three Months
	Ended March 31,
	2020	2019
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.60	$0.64

Non-GAAP adjustments
Currency diversification strategy, net	0.12	0.04
Mark-to-market on investments[2]	0.00	(0.26)
Bad debt expense[3]	0.00	0.10
Income tax effect of above adjustments[4]	(0.02)	0.03
Total non-GAAP adjustments	0.09	(0.09)

Adjusted diluted EPS	$0.69	$0.55

Diluted weighted average common shares outstanding	77,568,464	75,977,511
Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments and unusual bad debt expense[3].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects of our GLOBAL currency diversification strategy, the mark-to-market on investments, and unusual bad debt expense attributable to IBG, Inc.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments and unusual bad debt expense are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
 2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans described below.

 3 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the three months ending March 31, 2019, unusual bad debt expense reflects losses recognized on margin lending to a small number of our brokerage customers that had taken relatively large positions in a security listed on a major U.S. exchange, which lost a substantial amount of its value in a very short timeframe. (More information can be found in the disclosures in our Form 10-K filed with the SEC on February 28, 2020.)
 4 The income tax effect is estimated using the corporate income tax rates applicable to the Company.